As filed with the Securities and Exchange Commission on May 27, 2011.

Registration No. 333-56977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa	42-0935283
(State of Incorporation)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive offices)	(Zip Code)

Casey’s General Stores, Inc. Non-Employee Directors’ Stock Option Plan

(Full title of Plan)

William J. Walljasper

Senior Vice President and Chief Financial Officer

Casey’s General Stores, Inc.

One Convenience Blvd.

Ankeny, Iowa 50021

515/965-6100

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

De-registration of Securities

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to Form S-8 Registration Statement, No. 333-56977, filed on June 16, 1998 (the “Registration Statement”), which registered an aggregate amount of 200,000 shares of Common Stock of Casey’s General Stores, Inc. (the “Company”), no par value per share, is being filed in order to de-register certain securities remaining under such Registration Statement.

On September 18, 2009, the shareholders of the Company approved the 2009 Stock Incentive Plan. Under its terms, any shares remaining available for issuance under the Non-Employee Director’s Stock Option Plan that were not subject to outstanding awards as of September 18, 2009 are no longer available for issuance. Accordingly, pursuant to Item 512(a)(3) of Regulation S-K, the Company hereby removes from registration the 16,000 shares of Common Stock of the Company previously registered but not sold or otherwise issued under the Registration Statement or subject to outstanding option awards as of the filing of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunder to duly authorized, in the City of Ankeny, State of Iowa, on the 27th day of May, 2011.

CASEY’S GENERAL STORES, INC.

/s/ Robert J. Myers
Robert J. Myers, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Myers Robert J. Myers	Chief Executive Officer and Director (Principal executive officer)	May 27, 2011

/s/ William J. Walljasper William J. Walljasper	Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)	May 27, 2011

/s/ Kenneth H. Haynie Kenneth H. Haynie	Director	May 27, 2011

/s/ Johnny Danos Johnny Danos	Director	May 27, 2011

/s/ William C. Kimball William C. Kimball	Director	May 27, 2011

/s/ Diane C. Bridgewater Diane C. Bridgewater	Director	May 27, 2011

/s/ Jeffrey M. Lamberti Jeffrey M. Lamberti	Director	May 27, 2011

/s/ Richard A. Wilkey Richard A. Wilkey	Director	May 27, 2011

/s/ H. Lynn Horak H. Lynn Horak	Director	May 27, 2011